July 25, 2005

Board of Trustees
Russell Investment Funds
Tacoma, WA 98402

Ladies and Gentlemen:

As Compliance Manager,
Investment Operations
of the Frank Russell
Investment Management
Company, I do hereby
certify, to the best
of my knowledge, that
for the quarter ending
June 30, 2005, no
transactions were effected
on behalf of the Russell
Investment Funds subject
to SEC Rule 10f-3.


Very truly yours,

Susan H. Puz
Compliance Manager,
Investment Operations


Russell Investment
Funds
P.O. Box 1616
Tacoma, Washington 98401-1616
253-627-7001
Fax: 253-591-3495